UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number) Identification No.)	54-1956515 (IRS Employer

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

(a)      Employment Agreement with John M. Casey

           Intersections has entered into an employment agreement on January 25, 2006 with John M. Casey to serve as Executive Vice President and Chief Financial Officer. Mr. Casey’s appointment is discussed below in Item 5.02 of this Current Report on Form 8-K.

           The agreement provides for a base salary of $265,000, subject to annual discretionary increases. Mr. Casey is eligible to receive an annual bonus based upon the meeting of goals to be set by the compensation committee, an annual car allowance equal to 4% of his base salary and supplemental medical coverage not to exceed 5% of his base salary. Mr. Casey will be eligible for grants of equity compensation and participation in any bonus plan for 2006 and thereafter, subject to the approval of the Compensation Committee and Board of Directors in accordance with the company’s standard practices.

           Mr. Casey will be required to relocate his full time residence to a location within 50 miles of the company’s headquarters no more than 90 days after the date of the agreement and will receive an up-front payment of $40,000 to defray his relocation expenses. In addition, Intersections will reimburse Mr. Casey for his commuting expenses during this 90-day period, subject to company policies and procedures. The remaining terms of Mr. Casey’s agreement are identical to the terms in the employment agreements currently in effect with the company’s other executive officers.

           The agreement provides for at-will employment and may be terminated by us or Mr. Casey for any reason upon 60 days’ notice or for cause. In addition, the agreement provides that in the event of termination by us without cause or by Mr. Casey for good reason, Mr. Casey will be entitled to receive (a) any earned and unpaid base salary, (b) any bonus due at the time of termination, (c) a one-time cash payment equal to the cash compensation (including base salary and bonus) received by him during the prior 18-month period (or 30-month period if termination occurs within 12 months after a change in control, as defined in the 2004 stock option plan) under this or any prior agreement in exchange for a general release; and (d) medical benefit continuation for up to 18 months for him and his dependents.

           For purposes of the agreement, good reason means, after notice and a 30-day cure period:

•	a reduction in the base salary and/ or in the aggregate benefits provided under the agreement;

•	the relocation of his office to any location outside of a 30-mile radius from the current location;

•	our material breach of the employment agreement; or

•	our failure to obtain an agreement from any successor to guarantee or assume our performance under the employment agreement;

except that in the event of a change in control as defined in the 2004 stock option plan, we shall cease to have a 30-day cure period.

           The employment agreement also provides that Mr. Casey shall not divulge confidential information, shall assign intellectual property rights to us and shall not compete with us or solicit our customers or employees for a period of 18 months after termination of his employment.

           The foregoing description of the employment agreement between the company and Mr. Casey is qualified in its entirety by reference to the copy of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(b)      Agreement with Debra R. Hoopes

           The Company has entered into an Agreement with Debra R. Hoopes, pursuant to which Ms. Hoopes will no longer serve as our Chief Financial Officer and will be leaving the company effective March 31, 2006, in order to pursue other opportunities. Ms. Hoopes’ departure is discussed below in Item 5.02 of this Current Report on Form 8-K.

           The agreement provides for the following:

•	Ms. Hoopes will remain employed as CFO or in such other capacity as is designated by the CEO through March 31, 2006 or such earlier date as is determined by the CEO. For this period of employment, Ms. Hoopes will be paid at her current salary rate.

•	Ms. Hoopes will receive a bonus of $25,000 for 2005 in accordance with the terms of the 2005 bonus plan.

•	Ms. Hoopes will be paid $3,500 upon execution of the agreement, and subject to performance of her duties until her termination date (either March 31, 2006 or an earlier date designated by the CEO), Ms. Hoopes will be entitled to receive post-employment severance equal to her annual base salary for 2006 less the amount she has been paid in 2006 for her employment through her termination, in each case, in exchange for a release of claims relating to her employment.

•	The term of Ms. Hoopes’ outstanding vested options will be extended to December 31, 2006. All options unvested as of her termination date will terminate.

•	Ms. Hoopes will be subject to non-compete and non-solicitation provisions for 12 months after the date of termination of her employment.

           The foregoing description of the agreement between the company and Ms. Hoopes is qualified in its entirety by reference to the copy of the agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 27, 2006, Intersections announced that John M. Casey has joined the company as Executive Vice President and Chief Financial Officer effective immediately. In this capacity, he succeeds Debra Hoopes who will remain with the company in an executive capacity through March 31, 2006. The terms of the agreements with Mr. Casey and Ms. Hoopes are described in Item 1.01 of this Current Report on Form 8-K.

Mr. Casey, age 57, previously served as Chief Financial Officer of Neurorecovery, Inc. from April 2005 through December 2005, as a financial consultant from February 2002 through March 2005, and as Executive Vice President and Chief Financial Officer of NAC International, Inc. from August 2000 through January 2002.

There are no other arrangements or understandings between Mr. Casey and any other persons pursuant to which Mr. Casey was appointed as an executive officer. Mr. Casey has no family relationships with any executive officer or director of Intersections, and there are no relationships or transactions for Mr. Casey which are reportable pursuant to Item 404(a) of Regulation S-K.

Further details regarding the appointment can be found in a copy of the press release which is furnished with this report as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 10.1	Description Employment Agreement dated January 25, 2006 between the Company and John M. Casey

10.2	Agreement dated January 25, 2006 between the Company and Debra R. Hoopes

99.1	Press Release dated January 27, 2006

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2006

INTERSECTIONS INC. By: /s/ Ken Schwarz Ken Schwarz President, Consumer Solutions

EXHIBIT INDEX

Exhibit No. 10.1	Description Employment Agreement dated January 25, 2006 between the Company and John M. Casey

10.2	Agreement dated January 25, 2006 between the Company and Debra R. Hoopes

99.1	Press Release dated January 27, 2006